AMENDED AND RESTATED


                                  BYLAWS


                                    OF


                      LIBERTY NATIONAL BANCORP, INC.


                         AS ADOPTED MARCH 16, 1994










                     AMENDED AND RESTATED
                            BYLAWS
                              OF
                LIBERTY NATIONAL BANCORP, INC.



                       TABLE OF CONTENTS


Section 1 -- Shareholders

     Section 1.1            Annual Meeting. . . . . . . . . . 1
     Section 1.2            Special Meetings. . . . . . . . . 1
     Section 1.3            Place of Meeting . . . .. . . . . 1
     Section 1.4            Notice  . . . . . . . . . . . . . 1
     Section 1.5            Closing of Transfer Books or
                       Fixing of Record Date. . . . . . . . . 2
     Section 1.6            Voting Record . . . . . . . . . . 2
     Section 1.7            Quorum  . . . . . . . . . . . . . 2
     Section 1.8            Proxies . . . . . . . . . . . . . 2
     Section 1.9            Voting of Shares. . . . . . . . . 2
     Section 1.10      Voting of Shares by Certain Holders. . 3
     Section 1.11      Cumulative Voting. . . . . . . . . . . 3
     Section 1.12      Shareholder Proposals  . . . . . . . . 4


Section 2 -- Board of Directors

     Section 2.1       General Powers     . . . . . . . . . . 4
     Section 2.2       Number, Tenure and Qualifications. . . 4
     Section 2.3       Regular Meetings . . . . . . . . . . . 5
     Section 2.4       Special Meetings . . . . . . . . . . . 5
     Section 2.5       Notice . . . . . . . . . . . . . . . . 5
     Section 2.6       Quorum . . . . . . . . . . . . . . . . 6
     Section 2.7       Manner of Acting . . . . . . . . . . . 6
     Section 2.8       Action Without A Meeting . . . . . . . 6
     Section 2.9       Compensation . . . . . . . . . . . . . 6
     Section 2.10      Committees . . . . . . . . . . . . . . 6
     Section 2.11      Directors' Age Qualification Period. . 7
     Section 2.12      Nomination of Directors  . . . . . . . 7
     Section 2.13      Directors Emeriti. . . . . . . . . . . 8


                              -i-


Section 3 -- Officers

     Section 3.1       Number . . . . . . . . . . . . . . . . 8
     Section 3.2       Election and Term of Office. . . . . . 8
     Section 3.3       Removal. . . . . . . . . . . . . . . . 8
     Section 3.4       Vacancies  . . . . . . . . . . . . . . 9
     Section 3.5       Chairman of the Board. . . . . . . . . 9
     Section 3.6       Vice Chairman of the Board . . . . . . 9
     Section 3.7       President. . . . . . . . . . . . . . . 9
     Section 3.8       Vice President . . . . . . . . . . . . 9
     Section 3.9       Secretary. . . . . . . . . . . . . . . 9
     Section 3.10      Treasurer. . . . . . . . . . . . . . .10



Section 4 -- Contracts, Loans, Checks and Deposits

     Section 4.1       Contracts. . . . . . . . . . . . . . .10
     Section 4.2       Loans  . . . . . . . . . . . . . . . .10
     Section 4.3       Checks, Drafts and Other Orders. . . .10
     Section 4.4       Deposits . . . . . . . . . . . . . . .10



Section 5 -- Certificate for Shares and Their Transfer

     Section 5.1       Certificate for Shares . . . . . . . .11
     Section 5.2       Transfer of Shares . . . . . . . . . .11



Section 6 -- Seal

     Section 6.1       Seal . . . . . . . . . . . . . . . . .12



Section 7 -- Amendments

     Section 7.1       Amendments . . . . . . . . . . . . . .12




                             -ii-




                     AMENDED AND RESTATED
                            BYLAWS
                              OF
                LIBERTY NATIONAL BANCORP, INC.



                           Section 1
                         Shareholders

Section 1.1 Annual Meeting. Except as the Board of Directors may otherwise designate, the annual meeting of the shareholders shall be held at 10:30 a.m. on the third Wednesday of April of each year if not a legal holiday or, if a legal holiday, on the next following business day, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.


Section 1.2 Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board or by the Board of Directors, and shall be called by the Chairman of the Board at the request of the holders of not less than one-fifth of all the shares of the Corporation entitled to vote at the meeting.


Section 1.3 Place of Meeting. The Board of Directors may designate any place, either within or without the Commonwealth of Kentucky, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If a special meeting is called by the Chairman of the Board or at the request of the requisite number of shareholders, the special meeting shall be held at the registered office of the Corporation.


Section 1.4 Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Secretary of the Board of Directors, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.


                              -1-



Section 1.5 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not exceeding 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than 50 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 1.6 Voting Record. The officer or agent having charge of the Corporation's stock transfer books shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 1.7 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 1.8 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Section 1.9 Voting of Shares. Subject to the cumulative voting provisions of Section 1.11, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.


                              -2-
Section 1.10 Voting of Shares by Certain Holders.

     (a)   Shares standing in the name of another
           corporation may be voted by the president of such corporation or by proxy appointed by him unless some other person produces a certified copy of a resolution of the board of directors of such other corporation authorizing such other person to vote such shares.

     (b) Shares held by an administrator, executor, guardian, conservator or committee may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     (e) When shares are held jointly by three or more fiduciaries acting under an instrument becoming effective after June 30, 1946, the will of the majority of such fiduciaries shall control the manner of voting or the giving of a proxy unless the instrument or order appointing the fiduciaries otherwise directs.

     (f) Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 1.11 Cumulative Voting. At each election for directors every shareholder entitled to vote at such election shall have the right to cast, in person or by proxy, as many votes in the aggregate as he shall be entitled to vote under the Corporation's Articles of Incorporation, multiplied by the number of directors to be elected at such election.
Each shareholder may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates.

Section 1.12 Shareholder Proposals. At all meetings of shareholders, any proposal submitted by a shareholder for consideration by shareholders shall be presented either by the proposing shareholder or his legal representative and seconded by a different shareholder or the legal representative of such shareholder.



                           Section 2
                      Board of Directors

Section 2.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.


Section 2.2  Number, Tenure and Qualifications.

     (a) The number of directors of the Corporation shall be not less than nine nor more than 30, the exact number from time to time to be fixed by the Board of Directors.

     (b)   If an interval between meetings of the
           shareholders held for the election of directors the Board of Directors by the affirmative vote of a majority of the directors then in office, whether or not a quorum of the Board of Directors, may fill not more than three newly created directorships resulting from an increase in the authorized number of directors fixed by the Board of Directors. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders. Any vacancy in the Board of Directors not resulting from an increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum of the Board of Directors. A director elected to fill such a vacancy shall be elected for the unexpired term of his predecessor in office.

     (c)   Except as otherwise provided in this Section
           2.2 each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

     (d) When the Board of Directors as fixed by the shareholders shall consist of nine or more members, the directors shall be divided into three classes, each class to be nearly equal in number as possible. The term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election; that of the second class shall expire at the second annual meeting after their election; and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. In the case of any increase in the number of directors, the additional directors shall be distributed among the several classes as nearly equally as possible. In the case of any decrease in the number of directors, the several classes shall be reduced so that they will be as nearly equal in number as possible, but no decrease shall have the effect of shortening the term of any incumbent director.


Section 2.3 Regular Meetings. The Board of Directors may designate by resolution a time and place, within or without the Commonwealth of Kentucky, for the holding of regular meetings of the Board of Directors without other notice than such resolution. A regular meeting of the Board of Directors shall be held immediately after the annual meeting of shareholders (a) at the same place designated by the Board of Directors for the holding of regular meetings, without other notice than this bylaw, or (b) at such other place as shall be designated by the Board of Directors by resolution without other notice than such resolution.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the President or any three directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the Commonwealth of Kentucky, as the place for holding any special meeting of the Board of Directors called by them.


Section 2.5 Notice.  Unless waived as permitted by the Kentucky
Business Corporation Act, notice of the time and place of each special meeting of the Board of Directors shall be given to each director. The notice may be given by telegram, letter or in person but however given must be reasonably calculated to be received by the intended recipient at least 24 hours before the time of the special meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.6 Quorum. A majority of the number of directors fixed by the shareholders shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 2.7 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.8 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting for the action so taken, shall be signed by all of the directors.

Section 2.9 Compensation. By resolution of the Board of Directors each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.10 Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors; provided, however, a committee shall not:

     (a)   Authorize distributions;
     (b) Approve or propose to shareholders action that the Kentucky Business Corporation Act requires to be approved by shareholders;
     (c) Fill vacancies on the Board of Directors or on any of its committees;
     (d)   Approve amendments to the Articles of
           Incorporation not requiring shareholder
           approval;
     (e)   Adopt, amend, or repeal the Bylaws of the Corporation;
     (f)   Approve a plan of merger not requiring
           shareholder approval;
     (g) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or
     (h) Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

Unless waived as permitted by the Kentucky Business Corporation Act, notice of the date, time and place of each meeting of a committee of the Board of Directors shall be given to each member.

The notice may be given by telegram, letter, telephone, or in person, but however given must be reasonably calculated to be received by the intended recipient at least 12 hours before the time of the meeting. The attendance of a committee member at a meeting shall constitute a waiver of notice of such meeting, except when a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.11 Directors' Age Qualification Period. A person shall not be elected a director in or after the month that person becomes 65 years old; provided, however, that if a person who was serving as a director of the Corporation and as a member of the Corporation's Examining
Committee on December 31, 1993 was at least 65 years old on December 31, 1993, then any such person may nevertheless be re-elected a director of the Corporation in 1994 for one term.

Section 2.12 Nomination of Directors.

     (a) Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than a candidate nominated by the Board of Directors) shall deliver or mail written notification of the nomination to the Chairman of the Board not less than 14 days nor more than 50 days before any meeting of shareholders called for the election of directors. Provided, however, that if less than 21 days notice of the meeting is given to shareholders, such notification shall be delivered or mailed to the Chairman of the Board not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Any such notification shall contain the following information to the extent known to the notifying shareholder or shareholders:

           (1)   the name and address of each
                 proposed nominee;
           (2)   The principal occupation of each
                 proposed nominee;
           (3)   the total number of shares that
                 to the knowledge of the
                 notifying shareholder or
                 shareholders will be voted for
                 each proposed nominee;
           (4)   the name and residence address
                 of each notifying shareholder;
                 and
           (5)   the number of shares owned by
                 each notifying shareholder.

     (b) The chairman of any meeting of shareholders held for the election of directors may in his discretion disregard any votes cast for any nominee whose nomination was not made in accordance with the provisions of this section.


Section 2.13 Directors Emeriti. Any person who is serving as a director of the Corporation but cannot be reelected a director of the Corporation because of the age qualifications established by Section 2.11 of these Bylaws shall become a director emeritus when he ceases to be an active director and shall serve as a director emeritus until he becomes 72 years old. However, any person who is designated a director emeritus in
Section 3.03(e) of the Merger Agreement and Plan of Reorganization between United Kentucky, Inc. and the Corporation (the "Merger
Agreement") and any person who is designated as a director in Section
3.03(d) of the Merger Agreement, is at least 65 years old at the Effective Time provided for by the Merger Agreement and becomes a director emeritus pursuant to this Section 2.13 shall continue to serve as a director emeritus until his death or resignation. The directors emeriti shall be entitled to receive notice of and to attend such meetings as the Board of Directors may invite them to attend. No director emeritus shall have any power or right to vote on any matter voted upon by the Board of Directors.


                           Section 3
                           Officers
Section 3.1  Number.  The Corporation shall have a Chairman of the
Board, a President, a Secretary and a Treasurer, and may have a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presdients and one or more other Vice Presidents, all of whom shall be elected by the Board of Directors. The Corporation may also have such assistant officers as the Board of Directors may deem necessary, all of whom shall be elected by the Board of Directors or chosen by an officer or officers designated by the Board of Directors.


Section 3.2  Election and Term of Office.  The officers of the
Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.3 Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

Section 3.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 3.5 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. Except as he shall otherwise designate, the Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. Subject to the Board of Directors he shall supervise and have overall responsibility for the business, administration and operations of the Corporation. In general, he shall perform all duties incident to the office of the Chairman of the Board and chief executive officer and such other duties as from time to time may be assigned to him by the Board of Directors. He shall from time to time make such reports of the affairs of the Corporation as the Board of Directors may require.

Section 3.6 Vice Chairman of the Board. In the absence of the Chairman of the Board the Vice Chairman of the Board, if any, shall preside at the meetings of the shareholders and of the Board of Directors, unless the Chairman of the Board shall have designated another person to preside.

Section 3.7 President. The President shall be the chief operating officer of the Corporation and shall have general charge of the operations of the Corporation, subject to the Chairman of the Board and to the Board of Directors. If there is no Chairman of the Board then serving, the President shall be the chief executive officer of the Corporation. The President shall perform such other duties as from time to time may be assigned to him by the Board of Directors or by the Chairman of the Board.

Section 3.8 Vice President. Any Vice President shall perform such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

Section 3.9 Secretary.  The Secretary shall

     (a) Keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose;
     (b)   See that all notices are duly given in
           accordance with the provisions of these
           Bylaws or as required by law;
     (c)   Be custodian of the corporate records;
     (d) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;
     (e) Sign with the Chairman of the Board, the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by issuance of which shall have been authorized by resolution of the Board of Directors;
     (f) Have general charge of the stock transfer books of the Corporation; and
     (g) In general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

                              -9-
Section 3.10 Treasurer.  The Treasurer shall

     (a)   Have charge and custody of and be
           responsible for all funds and securities of the Corporation;
     (b) Receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 4 of these Bylaws; and
     (c) In general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.


                           Section 4
                       Contracts, Loans,
                      Checks and Deposits
Section 4.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.


Section 4.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.


Section 4.3 Checks, Drafts and Other Orders. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.


Section 4.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies other depositories as the Board of Directors may select.


                             -10-
                           Section 5
                    Certificate for Shares
                      and Their Transfer
Section 5.1  Certificate for Shares.

     (a)   Certificates representing shares of the
           Corporation shall be in such form as shall be prescribed from time to time by the Chairman of the Board of Directors. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Secretary may prescribe.
     (b) Every certificate shall state upon its face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of (i) the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued by the Corporation, and (ii) as to the Corporation's Preferred Stock, which the
           Corporation is authorized to issue in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.


Section 5.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the new certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


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                           Section 6
                             Seal


Section 6.1 Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the words "Corporate Seal."




                           Section 7
                          Amendments


Section 7.1 Amendments. These Bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors or by the shareholders at any regular or special meeting.
























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